                                                                Exhibit 10.1 (d)

                       AMENDMENT NO. 4 TO CREDIT AGREEMENT

     This Amendment dated as of December 27, 2001 by and among Comerica Bank, Harris Trust and Savings Bank, KeyBank National Association, Standard Federal Bank (successor by merger to Michigan National Bank), Bank One, Michigan (f/k/a NBD Bank), National City Bank, Credit Lyonnais New York Branch and General Electric Capital Corporation (collectively, the "Revolving Credit Banks"), Comerica Bank, in its capacity as lender of the Swing Line Credit ("Swing Line Bank" and together with the Revolving Credit Banks (collectively referred to as the "Banks"), Comerica Bank as agent for the Banks (in such capacity "Agent"), and Valassis Communications, Inc., a Delaware corporation ("Company").

                                R E C I T A L S:

     A. Banks, Agent and Company entered into that certain Credit Agreement dated as of November 16, 1998 as previously amended as of November 25, 1998, August 19, 1999 and August 9, 2000 ("Agreement").

     B. Company has advised Banks that it desires to transfer certain personnel, facilities and fixed assets (such fixed assets having an aggregate net book value of approximately $44,000,000) to two Subsidiaries as more fully described below.

     C. The requisite Banks, Agent and Company further desire to amend the Agreement as set forth below in connection with the 2001 Restructuring (as defined in the amendments below).

     The parties agree as follows:

     1. The definition of "Covenant Compliance Report" set forth in Section 1 of the Agreement is amended to read as follows:

         "'Covenant Compliance Report' shall mean the report to be furnished by Company to the Agent, in the form of attached Exhibit "A" and certified by a Responsible Officer of Company pursuant to Section 8.3 hereof in which report Company shall set forth, among other things, detailed calculations and the resultant ratios or financial tests with respect to the covenants contained in Sections 8.4, 8.5, 8.18, 9.1, 9.7, 9.11 and 9.15 of this Agreement."

     2. The definitions of "Revolving Credit Aggregate Commitment" set forth in
Section 1 of the Agreement is amended to read as follows:

          "'Revolving Credit Aggregate Commitment' shall mean One Hundred Twenty-Five Million Dollars ($125,000,000), subject to reduction or termination under Section 2.1 or 10.2 hereof."

     3. The definition of "Revolving Credit Optional Increase" set forth in
Section 1 of this Agreement is amended to read as follows:

          "'Revolving Credit Optional Increase' shall mean $0."

     4. The definition of "2001 Restructuring" is added to Section 1 of the Agreement as follows:

          "'2001 Restructuring' shall mean the creation by Company of Valassis Manufacturing Company, a Delaware corporation ("VMC") and wholly-owned Subsidiary of Company, to which Company will transfer its manufacturing personnel and facilities and certain other fixed assets and the transfer by Company of its sales personnel and certain other fixed assets to Valassis Sales and Marketing Services, Inc., a Delaware corporation ("VSMS") and an existing, wholly-owned Subsidiary of Company."

     5. Section 6.10 is added to the Agreement as follows:

     "6.10 Limited Guaranty. The Agent shall have received, with a photocopy for each Bank, a Guaranty in the form annexed hereto as Exhibit "K", executed by VMC and VSMS subject to the limitation set forth therein (as may be amended, restated, supplemented or replaced from time to time, the "Guaranty")."

     6. Section 8.3(c) of the Agreement is amended to read as follows:

     "(c) (i) as soon as available, and in any event within forty-five (45) days after and as of the end of each fiscal quarter of Company (excluding the last quarter of each fiscal year), (A) Financial Statements of the Company on a Consolidated basis containing the balance sheet of the Company and its Subsidiaries as of the close of each such fiscal quarter, statements of income and retained earnings and a statement of cash flows for each such fiscal quarter, and such Financial Statements to be prepared in accordance with GAAP and certified by the Responsible Officer of Company, (B) copies of Company's Form 10-Q reports and (C) a Covenant Compliance Report, and

          (ii) as soon as available, and in any event within sixty (60) days after and as of the end of each fiscal quarter of Company (including the last quarter of each fiscal year), Financial Statements of the Company on a Consolidating basis (having separate allocations for VMC, VSMS, Company and, collectively, all other Subsidiaries) containing the balance sheet of the Company and its Subsidiaries as of the close of each such fiscal quarter, statements of income and retained earnings and a statement of cash flows for each such fiscal quarter, and such Financial Statements to be prepared in accordance with GAAP and certified by the Responsible Officer of Company;"

     7. Section 8.5 of the Agreement is amended to read as follows:

     "8.5 Funded Debt to EBITDA Ratio. Maintain as of the end of each fiscal quarter of Company a Funded Debt to EBITDA Ratio of not more than 2.5 to 1.0."

     8. Section 8.18 is added to the Agreement as follows:

     "8.18 Minimum Assets. With respect to Company only, maintain as of the end of each fiscal quarter of Company, accounts receivable and inventory having an aggregate book value (as determined in accordance with GAAP) of not less than Eighty Million Dollars ($80,000,000)."

     9. Section 9.3 of the Agreement is amended to read as follows:

     "9.3 Mergers or Dispositions. Enter into any merger or consolidation, except for Permitted Mergers, or sale, lease, transfer, relocate or dispose of all, substantially all, or any material part of its assets, except for Permitted Transfers and the 2001 Restructuring (subject to the limitations set forth in Section 9.8(h) hereof)."

     10. Section 9.4(h) of the Agreement is reidentified as Section 9.4(i) and new Section 9.4(h) is added to the Agreement as follows:

          "(h) Debt of VMC and/or VSMS owing to Company to the extent permitted under Section 9.8(h); and"

     11. Section 9.8(h) is added to the Agreement and the proviso paragraph following new Section 9.8(h) is amended as follows:

          "(h) Investments in VMC and VSMS not to exceed Fifty Million Dollars ($50,000,000) in the aggregate at any time outstanding;

     provided, however, Company shall not make any of the Investments described in clauses (a) through (h) above if immediately prior thereto and after giving effect thereto, a Default or Event of Default shall have occurred and be continuing; and further provided that in no event shall Investments consisting of loans or advances by Company to its Subsidiaries or Joint Ventures (excluding loans or advances by Company to VMC and/or VSMS), exceed Fifty Million Dollars ($50,000,000) in the aggregate at any time outstanding."

     12. Section 9.16 of the Agreement is amended to read as follows:


     "9.16 Maximum Subsidiary Investment Amount. Allow the Maximum Subsidiary Investment Amount (exclusive of investments in VMC and VSMS) to exceed One Hundred Eighty Five Million Dollars ($185,000,000)."

     13. Section 9.17 is added to the Agreement as follows:

     "9.17 Special Restrictions - VMC and VSMS. Permit VMC or VSMS to become or remain obligated for any Debt other than the Debt permitted under Section 9.4((b), (d) and (h) of this Agreement or for any guaranty of any Debt other than the Guaranty."

     14. Subsection (l) is added to Section 10.1 as follows:

     "(l) revocation or attempted revocation by VMC or VSMS of, or denial of liability by VMC or VSMS of its obligations under, the Guaranty."

     15. Exhibit "A" of the Agreement is amended to read in the form annexed hereto.

     16. The above amendments shall be effective upon the execution hereof by the Company and the requisite Banks and execution and delivery of the Guaranty by VMC and VSMS, together with the other items listed on the closing agenda annexed hereto.

     17. Except as expressly modified hereby, all the terms and conditions of the Agreement shall remain in full force and effect.

     18. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Section 7.1 through 7.7 and 7.19 through 7.22 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 7.18 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 8.3 of the Agreement; and (d) no Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

     19. This Amendment may be executed in several counterparts and each executed copy shall constitute an original instrument, but such counterparts shall together constitute one in the same instrument.

     20. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

         IN WITNESS WHEREOF, the parties execute this Amendment as of December ___, 2001.

COMPANY:                                    VALASSIS COMMUNICATIONS, INC.


                                            By:________________________________

                                            Its:_______________________________


AGENT:                                      COMERICA BANK, As Agent

                                            By:________________________________

                                            Its:_______________________________


REVOLVING CREDIT BANKS:                     COMERICA BANK

                                            By:________________________________

                                            Its:_______________________________


                                            HARRIS TRUST AND SAVINGS BANK

                                            By:________________________________

                                            Its:_______________________________


                                            KEYBANK NATIONAL ASSOCIATION

                                            By:________________________________

                                            Its:_______________________________


                                            STANDARD FEDERAL BANK, N.A.
                                            (successor by meger to Michigan
                                             National Bank)


                                            By:________________________________

                                            Its:_______________________________

                                            BANK ONE, MICHIGAN (f/k/a NBD BANK)

                                            By:________________________________

                                            Its:_______________________________


                                            NATIONAL CITY BANK

                                            By:________________________________

                                            Its:_______________________________


                                            CREDIT LYONNAIS NEW YORK BRANCH

                                            By:________________________________

                                            Its:_______________________________

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION

                                            By:________________________________

                                            Its:_______________________________


SWING LINE BANK:                            COMERICA BANK

                                            By:________________________________

                                            Its:_______________________________

                                   EXHIBIT "A"

                           COVENANT COMPLIANCE REPORT
                           --------------------------

To:  Comerica Bank

     Re: Valassis Communications, Inc. Credit Agreement dated as of November 16, 1998 (as amended from time to time, the "Agreement")


     This Covenant Compliance Report ("Report") is furnished pursuant to Section
8.3 of the Agreement and sets forth various information as of ______, 19__ (the "Computation Date").

Part I.

     1. Fixed Charge Coverage Ratio. On the Computation Date, the Fixed Charge Coverage Ratio, which is required to be not less than 3.0 to 1.0, was ____ to
1.0 as computed in the supporting documents attached hereto as Schedule 1.


     2. Funded Debt to EBITDA Ratio. As of the Computation Date, the Funded Debt to EBITDA Ratio, which is required to be not more than 2.50 to 1.0, was _____ to
1.0 as computed in the supporting documents attached hereto as Schedule 2.


     3. Capital Stock Redemptions. As of the Computation Date, the aggregate redemptions of the capital stock of Company, which is required to be not more than the sum of $75,000,000 plus 50% of Net Income from _____________, 1998 through such date, was $______________, as computed in the supporting documents attached hereto as Schedule 3.

     4. Cash Dividends. As of the Computation Date, the cash dividends on the capital stock of Company made during the fiscal quarter (or portion thereof) ending on such date, which is required to be not more than $12,500,000, was $______________, as computed in the supporting documents attached hereto as
Schedule 4.

     5. Subordinated Indebtedness. As of the Computation Date, (i) the aggregate outstanding Permitted Subordinated Indebtedness was $_____________ and (ii) the aggregate purchase, redemption, prepayment or repayment of Permitted Subordinated Indebtedness during the fiscal quarter (or portion thereof) ending on such date was $__________________, as computed in the supporting documents attached hereto as Schedule 5.

     6. Permitted Senior Indebtedness. As of the Computation Date (i) the aggregate outstanding Permitted Senior Indebtedness was $_____________ and (ii) the aggregate purchase, redemption, prepayment or repayment of the Senior Notes during the fiscal quarter (or portion thereof) ending on such date was $______________, as computed in the supporting documents attached hereto as
Schedule 6.

     7. Minimum Accounts Receivable and Inventory. As of the Computation Date, the aggregate net book value of all of Company's accounts receivable and inventory was $__________________, in accordance with GAAP, as computed in the supporting documents attached as Schedule 7.

Part II.

     The undersigned officer of Company hereby certifies that:

     A. All of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

     B. As of the Computation Date, the Company has observed and performed all of its covenants and other agreements contained in the Agreement and in the Notes and any other Loan Documents to be observed, performed and satisfied by them.

     C. I have reviewed the Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

     D. Except as stated in Schedule 8 hereto (which shall describe any existing Event of Default or event which with the passage of time and/or the giving of notice, would constitute an Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Company), no Event of Default, or event which with the passage of time and/or the giving of notice would constitute an Event of Default, has occurred and is continuing on the date of this Report.

     Capitalized terms used in this Report and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Agreement.

     IN WITNESS WHEREOF, Company has caused this Report to be executed and delivered by its duly authorized officer this day of _____, 19__.

                          VALASSIS COMMUNICATIONS, INC.

                          By:
                             ---------------------------------------------------

                          Its:
                              --------------------------------------------------

                                   EXHIBIT "K"

                                    GUARANTY

     This GUARANTY is made as of this _____ day of December, 2001, by VALASSIS MANUFACTURING COMPANY, a _________________ corporation and VALASSIS SALES AND MARKETING SERVICES, INC., a _______________ corporation, (individually, a "Guarantor" and collectively, the "Guarantors") to Comerica Bank, as the Agent ("Agent") for and on behalf of the Lenders (as defined below).

                                    RECITALS

     A. Pursuant to that certain Valassis Communications, Inc. Credit Agreement dated as of November 16, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") by and among Valassis Communications, Inc., the Agent, and the financial institutions which are parties thereto from time to time ("Lenders"), the Lenders have agreed to extend credit to the Borrower on the terms set forth in the Credit Agreement, with such credit consisting of (i) the Revolving Credit in an aggregate amount, subject to the terms of the Credit Agreement, not to exceed the Revolving Credit Aggregate Commitment, (ii) as part of the Revolving Credit, a facility for the issuance of letter(s) of credit ("Letter(s) of Credit") for the account of the Account Parties pursuant to
Section 3 of the Credit Agreement, and (iii) as part of the Revolving Credit, a Swing Line facility pursuant to Section 4 of the Credit Agreement.

     B. As a condition to entering into and performing their respective obligations under the Credit Agreement, the Lenders and the Agent have required that Guarantors provide to the Agent, for and on behalf of the Lenders, this Guaranty.

     C. Each of the Guarantors desires to see the success of the Borrower and furthermore, each of the Guarantors shall receive direct and/or indirect benefits from extensions of credit made or to be made pursuant to the Credit Agreement to the Borrower.

     D. The business operations of the Borrower and the Guarantors are interrelated and complement one another, and such entities have a common business purpose, with intercompany bookkeeping and accounting adjustments used to separate their respective properties, liabilities, and transactions; and (i) to permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes and (ii) the proceeds of advances under the Revolving Credit, the Swing Line and other credit facilities extended under the Credit Agreement will directly or indirectly benefit the Borrower and the Guarantors hereunder, severally and jointly.

     E. The Agent is acting as agent for the Lenders pursuant to Section 13 of the Credit Agreement.

     NOW, THEREFORE, to induce each of the Lenders to enter into and perform its obligations under the Credit Agreement, each of the Guarantors have executed and delivered this guaranty (as amended and otherwise modified from time to time, this "Guaranty").

     1. Definitions Unless otherwise provided herein, all capitalized terms in this Guaranty shall have the meanings specified in the Credit Agreement. As used herein, the term "Lenders" shall include any successors or assigns of the Lenders in accordance with the Credit Agreement.

     2A. Guaranty. Subject to the limitation in Section 2B, below, each of the Guarantors hereby guarantees to the Lenders the due and punctual payment to the Lenders when due, whether by acceleration or otherwise, of all amounts, including, without limitation, principal, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by or against the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding), and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with all Indebtedness under or in connection with the Credit Agreement or the other Loan Documents, whether such Indebtedness is now existing or hereafter arising including but not limited to:

          (a) the aggregate principal amount of all outstanding Advances under the Credit Agreement together with all interest accrued thereon from time to time pursuant to the terms and conditions of the Credit Agreement;

          (b) any and all Letter of Credit Agreements executed or to be executed by the Borrowers, individually, or jointly and severally with any other Account Party, from time to time pursuant to the Credit Agreement, and any Letters of Credit issued or to be issued thereunder; and

          (c) all extensions, renewals and amendments of or to the Credit Agreement, any Notes, or such other Indebtedness, or any replacements or substitutions therefor;

whether on account of principal, interest, reimbursement obligations, fees, indemnities, and reasonable costs and expenses (including without limitation, all reasonable fees and disbursements of counsel to the Agent or any Lender) or otherwise, and each of the Guarantors hereby agrees that if the Borrower shall fail to pay any of such amounts when and as the same shall be due and payable, or shall fail to perform and discharge any covenant, representation or warranty in accordance with the terms of the Credit Agreement, the Letter of Credit Agreements or any of the other Loan Documents (subject, in each case, to any applicable periods of grace or cure), each of the Guarantors will forthwith pay to the Agent, on behalf of the Lenders, an amount equal to any such amount or cause the Borrower to do so, and will pay any and all damages that may be incurred or suffered in consequence thereof by the Agent or any of the Lenders and all reasonable expenses, including reasonable attorneys' fees, that may be incurred by the Agent or any of the Lenders in enforcing such covenant, representation or warranty of the Borrower, and in enforcing the covenants and agreements of this Guaranty.

     2B. The liability of the Guarantors under this Guaranty shall be limited to, and the maximum amount which Agent and the Lenders may collect from Guarantors hereunder shall not exceed, an aggregate amount equal to Twenty Five Million Dollars ($25,000,000) plus interest on that amount at the Prime-based Rate plus three percent (3%) from the date of demand hereunder and all costs incurred by Bank in enforcing this Guaranty.

     Each of the Guarantors agrees that (a) the foregoing limitation shall not be a limit on the amount of the Borrower's Indebtedness to the Lenders; (b) any payments by either of the Guarantors shall not reduce the maximum liability of the Guarantors under this Guaranty unless written notice to that effect is actually received by the Agent at, or prior to, the time of the payment; and (c) the liability of the Guarantors to the Lenders shall at all times be deemed to be the aggregate liability of the Guarantors under this Guaranty and any other guaranties previously or subsequently given to the Lenders by the Guarantors relating to the Credit Agreement and not expressly revoked, modified or invalidated in writing.

     3. Unconditional Character of Guaranty. The obligations of each of the Guarantors under this Guaranty shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit, or any of the other Loan Documents, or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof (provided that any amendment of this Guaranty shall be in accordance with the terms hereof), the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the obligations of the Borrower under the Credit Agreement, or any of the other Loan Documents, or any setoff, counterclaim, recoupment, limitation, defense or termination whether with or without notice to the Guarantors. Each of the Guarantors hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents, any right to require a proceeding first against the Borrower, or against any other guarantor or other party providing collateral, or to exhaust any security for the performance of the obligations of the Borrower, any protest, presentment, notice or demand whatsoever, and each of the Guarantors hereby covenants that this Guaranty shall not be terminated, discharged or released except, subject to
Section 5.8 hereof, upon final payment in full of all Indebtedness due and to become due from the Borrowers as and to the extent described above, and only to the extent of any such payment, performance and discharge. Each of the Guarantors hereby further covenants that no security now or subsequently held by the Agent or the Lenders for the payment of the Indebtedness of the Borrower to the Agent or to the Lenders under the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or the other Loan Documents (including, without limitation, any security for any of the foregoing), whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of the Agent or the Lenders in respect of such security, shall affect in any manner whatsoever the unconditional obligations of this Guaranty, and that the Agent and each of the Lenders in their respective sole discretion and without notice to the Guarantors, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligations of this Guaranty.

     Without limiting the generality of the foregoing, the obligations of the Guarantors under this Guaranty, and the rights of the Agent to enforce the same, on behalf of the Lenders by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected to the extent permitted by applicable law, by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting any or all of the Borrower, the Guarantors or any other person including any discharge of, or bar or stay against collecting, all or any of the Indebtedness in or as a result of any such proceeding; (ii) any change in the ownership of any of the capital stock (or other ownership interests) of the Borrower or Guarantors, or any other party providing collateral for any Indebtedness of the Borrower covered by this Guaranty, or any of its Affiliates; (iii) the election by the Agent or any Lender, in any bankruptcy proceeding of any person, to apply or not apply
Section 1111(b)(2) of the Bankruptcy Code; (iv) any extension of credit or the grant of any security interest or lien under Section 363 of the Bankruptcy Code;
(v) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person; (vi) the avoidance of any security interest or lien in favor of the Agent or any Lender for any reason;
(vii) any action taken by the Agent or any Lender that is authorized by this paragraph or any other provision of this Guaranty; or (viii) any other principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms hereof.

     Each of the Guarantors assumes the risk of keeping themselves informed concerning the financial condition of the Borrower and all other circumstances bearing upon the risk of nonpayment of the Indebtedness of the Borrower in favor of the Agent and Lenders arising under the Loan Documents. Furthermore, even if either of the Guarantors ceases to be a Subsidiary of Borrower for any reason each of the Guarantors shall nevertheless, unless otherwise agreed to in writing by Lenders, remain obligated under this Guaranty to the full extent of the liability applicable to Guarantors on the date of such cessation, and the obligation of Guarantors shall remain in full force and effect according to the terms of this Guaranty until the Indebtedness has been irrevocably paid and discharged in full and shall not be subject to revocation, termination, cancellation or release.

     Each of the Guarantors hereby waives to the fullest extent possible under applicable law:

          (a) any defense based upon the doctrine of marshaling of assets or upon an election of remedies by Agent or the Lenders, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure;

          (b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (c) any duty on the part of Agent or any of the Lenders to disclose to either of the Guarantors any facts Agent or the Lenders may now or hereafter know about the Borrowers, regardless of whether Agent or any Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantors intend to assume or have reason to believe that such facts are unknown to Guarantors or has a reasonable opportunity to communicate such facts to Guarantors, since each of the Guarantors acknowledges that it is fully responsible for being and keeping informed of the financial condition of Borrower and of all circumstances bearing on the risk of non-payment of any Indebtedness hereby guaranteed;

                  (d) any claim for reimbursement, contribution, exoneration, indemnity or subrogation, or any other similar claim, which either Guarantor may have or obtain against the Borrower, by reason of the existence of this Guaranty, or by reason of the payment by either of the Guarantors of any Indebtedness or the performance of this Guaranty or of any other Loan Documents, until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit under the Credit Agreement or any of the Loan Documents (whether optional or obligatory), or any Letter of Credit, remains outstanding, and any amounts paid to either of the Guarantors on account of any such claim at any time when the obligations of Guarantors under this Guaranty shall not have been fully and finally paid shall be held by such Guarantor in trust for Agent and the Lenders, segregated from other funds of such Guarantor, and forthwith upon receipt by such Guarantor shall be turned over to Agent in the exact form received by such Guarantor (duly endorsed to Agent by the applicable Guarantor, if required), to be applied to Guarantors' obligations under this Guaranty, whether matured or unmatured, in such order and manner as Agent may determine; and

          (e) any other event or action (excluding compliance by Guarantors with the provisions hereof) that would result in the discharge by operation of law or otherwise of either Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

     Each of the Guarantors acknowledges and agrees that this is a knowing and informed waiver of the undersigned's rights, to the fullest extent possible under applicable law, as discussed above and that the Agent and the Lenders are relying on this waiver in extending credit to the Borrower.

     The Agent and each of the Lenders may deal with the Borrower and any security held by them for the obligations of the Borrower in the same manner and as freely as if this Guaranty did not exist and the Agent shall be entitled, on behalf of the Lenders, without notice to either of the Guarantors, among other things, to grant to the Borrower such extension or extensions of time to perform any act or acts as may seem advisable to the Agent (on behalf of the Lenders) at any time and from time to time, and to permit the Borrower to incur additional indebtedness to the Agent, the Lenders, or any of them, without terminating, affecting or impairing the validity or enforceability of this Guaranty or the obligations of the Guarantors hereunder. Each of the Guarantors waives all rights to participate in any security now or hereafter held by the Agent or any Lender.

     The Agent may proceed, either in its own name (on behalf of the Lenders) or in the name of either of the Guarantors, or otherwise, to protect and enforce any or all of its rights under this Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantors. Each and every remedy of the Agent and of the Lenders shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

     No waiver or release shall be deemed to have been made by the Agent or any of the Lenders of any of their respective rights hereunder unless the same shall be in writing and signed by or on behalf of the requisite Lenders as determined pursuant to the Credit Agreement, and any such waiver shall be a waiver or release only with respect to the specific matter and Guarantors involved, and shall in no way impair the rights of the Agent or any of the Lenders or the obligations of the Guarantors under this Guaranty in any other respect at any other time.

     At the option of the Agent, either or both of the Guarantors may be joined in any action or proceeding commenced by the Agent against the Borrower or any party providing collateral for any Indebtedness covered by this Guaranty in connection with or based upon the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents or other


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

Indebtedness, or any provision thereof, and recovery may be had against Guarantors in such action or proceeding or in any independent action or proceeding against either of them, without any requirement that the Agent or the Lenders first assert, prosecute or exhaust any remedy or claim against the Borrower and/or any of the other parties providing collateral for any Indebtedness covered by this Guaranty.

     4. Miscellaneous.


     4.1 Governing Law. This Guaranty has been delivered in Michigan and shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and be enforceable in, the State of Michigan.

     4.2 Severability. If any term or provision of this Guaranty or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

     4.3 Notice. All notices or other communications to be made or given pursuant to this Guaranty shall be sufficient if made or given as provided in
Section 14.6 of the Credit Agreement; or at such other addresses as directed by any of such parties to the others, as applicable, in compliance with this paragraph.

     4.4 Right of Offset. Each of the Guarantors acknowledges the rights of the Agent and of each of the Lenders, subject to the applicable terms and conditions of the Credit Agreement, to offset against the Indebtedness of Guarantors to the Lenders under this Guaranty, any amount owing by the Agent or the Lenders, or any of them to either of the Guarantors, whether represented by any deposit of a Guarantor with the Agent or any of the Lenders or otherwise.

     4.5 Right to Cure. Each of the Guarantors shall have the right to cure any Event of Default under the Credit Agreement or the other Loan Documents with respect to obligations of the Borrower thereunder; provided that such cure is effected within the applicable grace period or period for cure thereunder, if any; and provided further that such cure can be effected in compliance with the Credit Agreement. Except to the extent of payments of principal, interest and/or other sums actually received by the Agent or the Lenders pursuant to such cure, the exercise of such right to cure by either Guarantor shall not reduce or otherwise affect the liability of the other Guarantor under this Guaranty. Notwithstanding the foregoing, neither the Agent nor any Lender is under any obligation to provide either Guarantor with notice of a default.

     4.6 Amendments. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except as provided herein and in accordance with the Credit Agreement.

     4.7 Joint and Several Obligation, etc. The obligation of each of the Guarantors under this Guaranty shall be several and also joint with the other Guarantor, and may be enforced against each severally, any or both jointly. Either of the Guarantors may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantors shall be in no way affected thereby. The Agent, on behalf of Lenders, may fail or elect not to prove

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a claim against any bankrupt or insolvent Guarantors and thereafter, the Agent and the Lenders may, without notice to Guarantors, extend or renew any part or all of any Indebtedness of the Borrower under the Credit Agreement, and may permit Borrower to incur additional Indebtedness, without affecting in any manner the unconditional obligation of the Guarantors. Such action shall not affect any right of contribution among the Guarantors.

     4.8 Release. Upon the satisfaction of the obligations of the Guarantors hereunder, and when Guarantors no longer are subject to any obligation hereunder or under any of the Loan Documents, the Agent shall deliver to Guarantors, upon written request therefor, (i) a written release of this Guaranty and (ii) appropriate discharges of any collateral provided by the Guarantors for this Guaranty; provided however that, the effectiveness of this Guaranty shall continue or be reinstated, as the case may be, in the event: (x) that any payment received or credit given by the Agent or the Lenders, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal or law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Guaranty shall thereafter be enforceable against the Guarantors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Agent or the Lenders, and whether or not the Agent or any Lender relied upon such payment or credit or changed its position as a consequence thereof or (y) that any liability is imposed, or sought to be imposed against the Agent or the Lenders, or any of them, relating to any claim or loss or damage to property, injuries to or death of persons, contamination or adverse effects on the environment or any violation of any applicable Hazardous Materials Laws caused by or in any way related to any property mortgaged or pledged to the Agent on behalf of the Lenders by either Guarantor, the Borrower, or any other party as collateral (in whole or part) for any indebtedness or obligation evidenced or secured by this Guaranty, whether such condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after acquisition by the Agent or any Lender of any such property, in lieu of foreclosure or otherwise, due to the act or omission of the Agent or such Lenders, or any person other than the Borrower, the Subsidiaries, the Guarantors, or Affiliates of the Borrower or the Subsidiaries or Guarantors), and this Guaranty shall thereafter be enforceable against the Guarantors to the extent of all such liabilities, costs and expenses (including reasonable attorneys' fees) incurred by the Agent or Lenders as the direct or indirect result of any such environmental condition but only for which the Borrower is obligated to the Agent and the Lenders pursuant to the Credit Agreement.

     4.9 Consent to Jurisdiction. Each of the Guarantors hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal court or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents and each of the Guarantors hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States federal court or Michigan state court. Each of the Guarantors irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan (and to the receipt of any and all notices hereunder) by the delivery of copies of such process to such Guarantor at its address specified in the signature pages hereto in the manner set forth Section 5.3 hereof.

     4.10 JURY TRIAL WAIVER. EACH OF THE GUARANTORS (AND THE AGENT AND EACH OF THE LENDERS BY ACCEPTING THE BENEFITS HEREOF) HEREBY IRREVOCABLY AGREES TO WAIVE THE RIGHT TO TRIAL BY JURY WITH

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RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH THE AGENT OR THE LENDERS
(OR ANY OF THEM), ON ONE HAND, AND EITHER GUARANTOR, ON THE OTHER HAND, ARE PARTIES, WHETHER OR NOT SUCH ACTIONS OR PROCEEDINGS ARISE OUT OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS OR OTHERWISE.

     4.11 Limitation under Applicable Insolvency Laws. Notwithstanding anything to the contrary contained herein, it is the intention of the Guarantors, the Agent and the Banks that the amount of the respective Guarantors' obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that the Guarantors' respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of the Guarantors' respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render the Guarantors' respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 4.11, then the amount of such excess shall, from and after the time of payment by the Guarantors (or either of them), be reimbursed by the Banks upon demand by such Guarantors. The foregoing proviso is intended solely to preserve the rights of the Agent and the Banks hereunder against the Guarantors to the maximum extent permitted by Applicable Insolvency Laws and neither the Borrower nor either Guarantor nor any other Person shall have any right or claim under this Section 4.11 that would not otherwise be available under Applicable Insolvency Laws.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

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

     IN WITNESS WHEREOF, the undersigned Guarantors have executed and delivered this Guaranty as of the date first above written.

                                    VALASSIS MANUFACTURING COMPANY

                                    By:_____________________________________

                                    Its:____________________________________

                                    Address:

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                                    VALASSIS  SALES AND MARKETING
                                    SERVICES, INC.

                                    By:_____________________________________

                                    Its:____________________________________

                                    Address:

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